UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

Diameter Credit Company

(Exact name of Registrant as specified in its charter)

Delaware	814-01510	88-1389797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 29th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 655-1419

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2024 (the “Closing Date”), Diameter Credit Company Holdings II LLC (“DCC Holdings”), a Delaware limited liability company and newly formed subsidiary of Diameter Credit Company (the “Company”), entered into a Loan and Servicing Agreement (the “DCC Holdings II Secured Credit Facility”), with DCC Holdings, as borrower, the Company, as transferor and as servicer, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Citibank, N.A., as collateral agent, as account bank and as collateral custodian, and Siepe, LLC, as collateral administrator.

The maximum principal amount of the DCC Holdings II Secured Credit Facility as of the Closing Date is $200 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of DCC Holdings’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits. Amounts drawn under the DCC Holdings II Secured Credit Facility, will bear interest at the Term SOFR, Term CORRA, Daily Simple SONIA or the EURIBOR Rate, each as defined in the Loan and Servicing Agreement (the “Applicable Reference Rate”), in each case, plus a margin. Advances used to finance the purchase or origination of eligible assets under the DCC Holdings II Secured Credit Facility initially bear interest at the Applicable Reference Rate plus a spread of 2.50%. After the expiration of a three-year revolving period, the applicable margin on outstanding advances will bear interest at the Applicable Reference Rate plus a spread of 3.00%. All amounts outstanding under the DCC Holdings II Secured Credit Facility must be repaid by the date that is five years after the Closing Date. The contractual maturity date of the DCC Holdings II Secured Credit Facility is April 19, 2029.

The foregoing description of the Loan and Servicing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Servicing Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

On April 22, 2024, the Company issued unregistered common shares of beneficial interest in the Company, par value $0.001 (the “Shares”), to certain investors pursuant to capital drawdown notices issued by the Company and sent to each of such investors. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, Regulation D thereunder, and/or Regulation S thereunder. The following table details the amount of Shares sold and consideration therefor:

Date of Unregistered Sale	Amount of Shares	Consideration
April 22, 2024	2,992,649	$	$76,445,480

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1	Loan and Servicing Agreement, dated as of April 19, 2024, among Diameter Credit Company Holdings II LLC, as borrower, Diameter Credit Company, as transferor and servicer, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Citibank, N.A., as collateral agent, account bank and collateral custodian, and Siepe, LLC, as collateral administrator.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMETER CREDIT COMPANY

Date: April 25, 2024	By:	/s/ Shailini Rao
	Name:	Shailini Rao
	Title:	General Counsel and Chief Compliance Officer